                           CINRAM INTERNATIONAL INC.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of shareholders of CINRAM INTERNATIONAL INC. (the "Corporation") will be held at the TSX Conference Centre, 130 King Street West, Toronto, Ontario on Wednesday, June 16, 2004, at the hour of 4:00 p.m. (Toronto time) for the following purposes:

1. TO RECEIVE the annual report and the financial statements for the year ended December 31, 2003 and the report of the auditors thereon;

2. TO APPOINT auditors and to authorize the directors to fix their remuneration;

3.   TO ELECT directors;

4. TO CONSIDER and, if deemed advisable, to pass a resolution, with or without variation, amending the Corporation's Stock Option Incentive Plan (the "Plan") by (a) increasing the number of common shares reserved for issuance upon the due exercise of options granted pursuant to the Plan to 5,500,000 being an increase of 1,500,000 common shares, and (b) limiting the number of options that may be granted to an outside director to 10,000 per year;

5. TO TRANSACT such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.

         A form of proxy solicited by management of the Corporation in respect of the Meeting is enclosed herewith, together with a copy of the annual report of the Corporation which contains the financial statements of the Corporation for the year ended December 31, 2003.

         Shareholders who are unable to be present at the Meeting are requested to sign the enclosed form of proxy and return it in the envelope provided for that purpose. To be effective, the form of proxy must be received at the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by fax to (416) 981-9803 or 1-866-249-7775, not
later than 4:00 p.m. (Toronto time) on Monday, June 14, 2004. The accompanying management proxy circular provides additional information relating to the matters to be dealt with at the Meeting.

         DATED this 10th day of May, 2004.

                                      By Order of the Board

                                      HENRI A. ABOUTBOUL
                                      Non-Executive Chairman

                            CINRAM INTERNATIONAL INC.

                            MANAGEMENT PROXY CIRCULAR
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                 JUNE 16, 2004

                             SOLICITATION OF PROXIES

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF CINRAM INTERNATIONAL INC. (THE "CORPORATION") OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION (THE "MEETING") TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING, AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF. In addition to solicitation by mail, certain officers, directors and employees of the Corporation may solicit proxies by telephone, telegraph or personally. These persons will receive no compensation for such solicitation other than their regular fees or salaries. The cost of solicitation by management will be borne directly by the Corporation. The registered office of the Corporation is located at 2255 Markham Road, Toronto, Ontario, M1B 2W3.

                                VOTING OF PROXIES

The common shares in the capital of the Corporation (the "COMMON SHARES") represented by the accompanying form of proxy (if the same is properly executed in favour of Isidore Philosophe or Lewis Ritchie, the management nominees, and is received at the offices of Computershare Trust Company of Canada, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than 4:00 p.m. (Toronto time) on June 14, 2004 or, if the Meeting is adjourned, not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting) will be voted at the Meeting, and, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specification made. IN RESPECT OF PROXIES IN WHICH SHAREHOLDERS HAVE NOT SPECIFIED THAT THE PROXY NOMINEES ARE REQUIRED TO VOTE OR WITHHOLD FROM VOTING IN RESPECT OF THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF AUDITORS, THE COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF THE DIRECTORS LISTED IN THIS INFORMATION CIRCULAR AND THE APPOINTMENT OF AUDITORS.

THE ACCOMPANYING FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING, OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. At the date hereof, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

                      APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying form of proxy are directors and officers of the Corporation. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM OR HER AT THE MEETING MAY DO SO EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE ACCOMPANYING FORM OF PROXY AND STRIKING OUT THE NAMES OF THE MANAGEMENT NOMINEES OR BY DULY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, RETURNING THE COMPLETED PROXY AT THE OFFICES OF COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, M5J 2Y1 OR BY FAX TO (416) 981-9803 OR 1-866-249-7775, BEFORE THE SPECIFIED TIME.

A SHAREHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT. Such revocation may be made by the shareholder attending the Meeting, by fully executing another form of proxy bearing a later date and duly depositing the same before the specified time, or by written instrument revoking such proxy duly executed by the shareholder or his or her attorney authorized in writing or, if the shareholder is a body corporate, under its corporate seal or by an officer or attorney thereof, duly authorized, and deposited either at the registered office of the Corporation, 2255 Markham Road, Toronto, Ontario, M1B 2W3, at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof. Such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

                         VOTING SECURITIES AND PRINCIPAL
                          HOLDERS OF VOTING SECURITIES

The authorized capital of the Corporation consists of an unlimited number of redeemable preference shares and an unlimited number of Common Shares, of which 56,518,656 Common Shares were issued and outstanding as at May 1, 2004.

Each shareholder is entitled to one vote for each Common Share shown as registered in his or her name on the list of shareholders which is available for inspection at the Meeting. The directors have fixed April 26, 2004 as the record date for the Meeting. Accordingly, pursuant to the Canada Business Corporations Act, only shareholders of record as at the close of business on April 26, 2004 are entitled to receive notice of and to attend and vote at the Meeting except that a transferee of Common Shares acquired after that date shall be entitled to vote at the Meeting if such transferee produces properly endorsed certificates for such shares or otherwise establishes ownership of such shares and has demanded not later than 10 days before the Meeting that the name of such transferee be included on the list of shareholders entitled to vote at the Meeting.

At the date hereof, to the knowledge of the directors and officers of the Corporation, no person beneficially owns or exercises control or direction over securities carrying more than 10% of the voting rights attached to any class of outstanding voting securities of the Corporation entitled to be voted at the Meeting.

                            MATTERS TO BE ACTED UPON

1.       APPOINTMENT OF AUDITORS

The management of the Corporation recommends the re-appointment of Messrs. KPMG LLP as auditors of the Corporation. UNLESS SUCH AUTHORITY IS WITHHELD, THE COMMON SHARES REPRESENTED BY THE ACCOMPANYING FORM OF PROXY WILL BE VOTED IN FAVOUR OF THE RE-APPOINTMENT OF MESSRS. KPMG LLP AS AUDITORS OF THE CORPORATION TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND AUTHORIZING THE DIRECTORS OF THE CORPORATION TO FIX THEIR REMUNERATION.

To be approved the resolution must be approved by a majority of the votes cast in respect of the resolution.

2.       ELECTION OF DIRECTORS

Directors of the Corporation are elected annually by the shareholders. The articles of the Corporation provide that the number of directors to be elected shall be a minimum of one (1) and a maximum of fifteen (15). Accordingly, a Board of eight (8) directors is to be elected at the Meeting.

UNLESS SUCH AUTHORITY IS WITHHELD, THE COMMON SHARES REPRESENTED BY THE ACCOMPANYING FORM OF PROXY WILL BE VOTED IN FAVOUR OF THE NOMINEES SET OUT BELOW.

The term of office of all present directors of the Corporation expires at the Meeting. Management has been informed by each nominee that he is willing to stand for election or re-election, as applicable, and serve as a director. As of May 1, 2004, the directors and senior officers of the Corporation, as a group, beneficially owned directly or indirectly approximately 4.6% of the outstanding Common Shares.

The following information is submitted with respect to the nominees for directors:

                                                                                                     NUMBER OF COMMON SHARES
  NAME AND POSITION OR OFFICE                                     PERIODS DURING WHICH NOMINEE   BENEFICIALLY OWNED, DIRECTLY OR
         HELD WITH THE                                                    HAS SERVED AS A            INDIRECTLY OR CONTROLLED
          CORPORATION                PRINCIPAL OCCUPATION         DIRECTOR OF THE CORPORATION       AS OF THE DATE HEREOF(1)
-------------------------------  ------------------------------   ----------------------------   -------------------------------
Isidore Philosophe               Chief Executive Officer          Since August 29, 1969                   2,483,200
Director and Chief Executive     of the Corporation
Officer

Lewis Ritchie, C.A.              Chief Financial Officer          Since June 1, 1985                         31,938
Director, Executive Vice         of the Corporation
President, Finance, Chief
Financial Officer and Secretary

Norman May, Q.C.(4)              Partner of Fogler, Rubinoff      Since December 1, 1985                     20,000
Director                         LLP

Henri A. Aboutboul(2)            Corporate Director               Since November 19, 1986                    25,000
Non-Executive Chairman,
Director

Peter G. White (2)(3)            Co-Chief Operating Officer and   Since June 12, 1997                         7,500
Director                         Secretary, Hollinger Inc.

David Rubenstein                 President, Cinram Americas       Since June 19, 2002                           Nil
Director
President, Cinram Americas

John Preston (3)(4)              Vice-President Finance and       Since July, 2003                              Nil
Director                         Administration, Southern
                                 Wine & Spirits of America,
                                 Inc.

Nadir Mohamed (2)(3)             President and Chief Executive    Since July, 2003                              Nil
Director                         Officer of Rogers Wireless

NOTES:

(1) The information as to Common Shares beneficially owned or over which control or direction is exercised, not being within the knowledge of the Corporation, has been furnished by the respective proposed nominees.

(2)      Member of Compensation Committee.

(3)      Member of the Audit Committee.

(4)      Member of Corporate Governance and Nominations Committee.

Each of the foregoing individuals has held his or her present principal occupation or other office or position with the same company or firm set out opposite his or her name for the past five years with the exception of Mr. Aboutboul, who prior to May 2001 was the Managing Director of Chemicals, Waste Management International, David Rubenstein, who prior to June 2001 was President, Cinram U.S. Operations, Peter G. White, who prior to January 13, 2004 was Executive Vice-President, Argus Corporation, John Preston, who prior to January 15, 2004 was Director, Ripplewood Investments and Nadir Mohamed, who prior to July 1, 2001, was President and Chief Operating Officer of Rogers AT&T Wireless, Senior Vice-President, Marketing and Sales, Telus Communications Inc., held several senior financial, strategic business development and operational management positions at both BC Tel and BC Tel Mobility and served as President and Chief Operating Officer, BC Tel Mobility.

The Corporation is required to have and has an audit committee which consists of Messrs. Peter G. White, Nadir Mohamed and John Preston. The Corporation does not have an executive committee of the Board of Directors.

IF ANY OF THE ABOVE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THE DISCRETION OF MANAGEMENT UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

3.       APPROVAL OF AMENDMENTS TO STOCK OPTION INCENTIVE PLAN

On June 23, 1994, shareholders approved the establishment of the Corporation's Stock Option Incentive Plan (the "Plan") which stipulates that the maximum number of Common Shares that can be reserved for issuance upon the exercise of options is 4,000,000 Common Shares. The Plan provides that the Board may grant options to directors of the Corporation and its subsidiaries who are not employees or officers of the Corporation or its subsidiaries (the "Outside Directors") on such terms and conditions determined by the Board subject to the provisions of the Plan. The number of options that may be granted to Outside Directors is in the discretion of the Board, subject to the restrictions set out in Section 8 of the Plan.

To further promote outside directors' independence and to avoid conflict of interest, many institutional investors have advocated the position that outside directors shall only participate in a company's stock option plan if the stock option grants to outside directors are clearly defined, contain fixed issue and exercise rules and do not represent excessive dilution. The Board agrees with this position and has decided to remove most of the discretionary power of the Board with respect to the grant of stock options to Outside Directors. The Board determined that establishing a limit for the number of options which may be awarded to Outside Directors was appropriate if it could meet the concerns that grants to Outside Directors would not be too dilutive. Accordingly, the Board now seeks shareholders' approval to limit the number of options which may be awarded to an Outside Director to no more than 10,000 per annum.

At the meeting of the Board held on March 9, 2004, the Board approved, subject to regulatory and shareholder approval, an amendment to the Plan to increase the maximum number of Common Shares issuable under the Plan from 4,000,000 Common Shares to 5,500,000 Common Shares, representing 9.7% of the issued and outstanding Common Shares as at May 1, 2004.

As of May 1, 2004, options to purchase a total of 2,084,575 Common Shares are outstanding in favour of directors, officers and employees of the Corporation with only 29,501 remaining available for future grants of options due to the exercise of options into 1,885,924 Common Shares. Because options that are exercised over time do not replenish the number of Common Shares reserved under the Plan, the Corporation wishes to reserve a further 1,500,000 Common Shares under the Plan. This proposed increase represents 2.7% of the number of Common Shares outstanding as at May 1, 2004. After the amendment, a total of 3,614,076 Common Shares will be reserved pursuant to the Plan, of which 2,084,575 are currently outstanding.

The number of shares available for issuance under the Plan has not been increased since 1994. Since that time, the number of operating subsidiaries has grown and the number of employees and managers necessary to support the Corporation's growth has increased significantly. The Board believes that it has appropriately awarded stock options based upon the objectives of the Plan to heighten the interest of eligible employees, officers and directors in the Corporation's growth and development, thereby enhancing the value of the Common Shares for the benefit of all shareholders and increasing the ability of the Corporation to attract and retain skilled and motivated individuals.

Management believes that this amendment will assist the Corporation to continue to provide appropriate incentives to employees, officers and directors of the Corporation and its subsidiaries and to foster long-term dedication to the Corporation and its welfare.

Shareholders will be asked at the Meeting to consider and, if thought appropriate, pass a resolution, with or without variation, in the form set out below:

     "BE IT RESOLVED AS A RESOLUTION OF THE SHAREHOLDERS OF CINRAM INTERNATIONAL INC. THAT:

     (a) THE STOCK OPTION INCENTIVE PLAN (THE "PLAN") OF THE CORPORATION BE AMENDED AS FOLLOWS:

          (i) BY LIMITING THE NUMBER OF OPTIONS WHICH MAY BE GRANTED TO EACH ELIGIBLE PARTICIPANT (AS DEFINED IN THE PLAN) WHO IS A DIRECTOR OF THE CORPORATION OR ONE OF ITS SUBSIDIARIES BUT NOT AN EMPLOYEE OR OFFICER OF THE CORPORATION OR ONE OF ITS SUBSIDIARIES TO 10,000 OPTIONS PER FISCAL YEAR; AND

          (iii) BY INCREASING THE MAXIMUM NUMBER OF COMMON SHARES OF THE CORPORATION RESERVED FOR ISSUANCE PURSUANT TO THE PLAN FROM 4,000,000 COMMON SHARES TO 5,500,000 COMMON SHARES; AND

     (b) ANY OFFICER OR DIRECTOR OF THE CORPORATION IS HEREBY AUTHORIZED, FOR AND ON BEHALF OF THE CORPORATION, TO DO AND PERFORM ALL THINGS, INCLUDING THE EXECUTION OF DOCUMENTS, WHICH MAY BE NECESSARY OR DESIRABLE TO GIVE EFFECT TO THE FOREGOING RESOLUTION."

In order to be effective, the resolution amending the Plan must be approved by a majority of the votes cast at the meeting but excluding the votes attaching to the shares beneficially owned by:

     (a) insiders (as defined in the Securities Act (Ontario)) of the Corporation to whom shares may be issued under the Plan, other than persons who are insiders solely by virtue of being a director or senior officer of a subsidiary of the Corporation; and

     (b) associates (as defined in the Securities Act (Ontario)) of the persons referred to in subparagraph (a) above.

To the best of the Corporation's knowledge, the votes attaching to approximately 3,506,350 Common Shares will be excluded.

The Board believes the passing of the resolution is in the best interests of the Corporation and recommends that shareholders vote in favour of the resolution. PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE RESOLUTION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT THE COMMON SHARES ARE TO BE VOTED AGAINST SUCH RESOLUTION. THE AMENDMENT MUST ALSO RECEIVE THE APPROVAL OF THE TSX IN ORDER TO BE EFFECTIVE.

4.       PARTICULARS OF OTHER MATTERS TO BE ACTED ON

The management of the Corporation knows of no matters to come before the Annual and Special Meeting of Shareholders other than the matters referred to in the Notice of the Annual and Special Meeting of Shareholders.

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In 1995, The Toronto Stock Exchange passed a by-law containing new disclosure requirements for listed companies regarding their corporate governance. These disclosure requirements require that this Statement of Corporate Governance Practices relate the corporate governance practices of the Board of Directors (the "BOARD") of the Corporation to the disclosure requirements set out in
Section 473 and the guidelines set out in Section 474 of The Toronto Stock Exchange Company Manual (the "GUIDELINES"). The Guidelines require that the Corporation must provide a complete description of its system of corporate governance with specific reference to each of the Guidelines and, where the Corporation's system is different from any of those guidelines or where the Guidelines do not apply to the Corporation's system, an explanation of the differences or their inapplicability. In 2002, the TSX proposed changes to its corporate governance standards creating additional guidelines and proposing certain mandatory requirements (the "Proposal"). The Proposal has been reviewed by the Ontario Securities Commission and a proposed multilateral instrument ("Proposed MI") has been published for comment which has been based in part on the Guidelines and the Proposal. It is anticipated that the TSX will revoke the Guidelines if the Proposed MI becomes effective. However, the Corporation is required to continue to disclose corporate governance practices against the current Guidelines and the TSX has encouraged the Corporation to review the proposed amendments and voluntarily provide the suggested information in the Proposal. The Corporation is pleased to make the following disclosure regarding its corporate governance policies, along with the additional disclosure contained in Appendix A to this Circular.

BOARD COMPOSITION

The Board is currently composed of eight members. Of the current Board members, Mr. White, Mr. Preston and Mr. Mohamed are considered by the Board to be "unrelated directors" within the meaning of the Guidelines, as they are "free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding". The other five members are related within the meaning of the Guidelines; Mr. Philosophe, Mr. Ritchie and Mr. Rubenstein are members of management; Mr. May is a partner in a law firm which has provided legal services to the Corporation; and Mr. Aboutboul has received consulting fees from the Corporation. In deciding whether a particular director is or is not a "related director", the Board examined the factual circumstances of each director and considered them in the context of many factors.

Although the Board does not presently have a majority of unrelated directors as recommended by the Guidelines, the Board believes that the current composition of the Board nonetheless serves the Corporation and its shareholders well. The Board believes that all of its directors make a valuable contribution to the Board, the Corporation and its subsidiaries. A number of the directors, although not "unrelated directors", possess an extensive knowledge of the Corporation's businesses and business environment which has proven to be beneficial to the Board, and their participation as directors contributes to the effectiveness of the Board. The Board also believes that the directors are sensitive to conflicts of interest and excuse themselves from deliberations and voting in appropriate circumstances.

The Corporation does not have a "significant shareholder", which the Guidelines define as "a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors."

BOARD COMMITTEES

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominations Committee. As and when required, ad hoc committees of the Board will be appointed. As the Board has plenary power, any responsibility which is not delegated to management or a Board committee remains with the Board.

AUDIT COMMITTEE

The Audit Committee is composed of three directors, all of whom are unrelated directors. The Audit Committee is responsible for the integrity of the Corporation's internal accounting and control systems. The Committee receives and reviews the financial statements of the Corporation and makes recommendations thereon to the Board prior to their approval by the full Board. The Audit Committee communicates directly with the Corporation's external auditors in order to discuss audit and related matters whenever appropriate.

COMPENSATION COMMITTEE

The Compensation Committee is composed of three members, two of whom are unrelated directors within the meaning of the Guidelines. The Compensation Committee makes recommendations to the Board regarding the compensation policies and practices of the Corporation that apply to the CEO and other members or senior management and the Board.

CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE

The Corporate Governance and Nomination Committee is comprised of two members, one of whom is an unrelated director within the meaning of the Guidelines. The Corporate Governance and Nominations Committee makes recommendations to the Board regarding best corporate governance practices, the hiring of executive members of management and the appointment or election of directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides a summary of compensation earned during each of the Corporation's last three fiscal years by the Chief Executive Officer and the Corporation's four most highly compensated executive officers (hereinafter collectively referred to as the "NAMED EXECUTIVE OFFICERS") other than the Chief Executive Officer. Particulars of the compensation are disclosed elsewhere in this circular.

                             EXECUTIVE COMPENSATION
                       Summary of Compensation Table (1)

                                ANNUAL COMPENSATION                         LONG-TERM COMPENSATION

                                                                              AWARDS            PAYOUTS

                                                                       SECURITIES   RESTRICTED
                                                                          UNDER     SHARES OR
     NAME AND                                                           OPTIONS/    RESTRICTED
PRINCIPAL POSITION                         BONUS/       OTHER ANNUAL     SARs          SHARE     LTIP
     OF NAMED                  SALARY    COMMISSIONS/   COMPENSATION     GRANTED       UNITS    PAYOUTS   ALL OTHER
 EXECUTIVE OFFICER   YEAR     (CDN.$)    FEES (CDN.$)       ($)            (#)          ($)       ($)    COMPENSATION
------------------  ------  -----------  ------------  -------------   ----------   ----------  -------  ------------
Isidore Philosophe   2003       500,000     5,000,000             (1)      60,000
Chief Executive      2002       361,000     2,500,000             (1)     120,000          NIL      NIL            NIL
Officer              2001       352,000     1,200,000             (1)         NIL

Lewis Ritchie        2003       300,000     1,091,000             (1)      50,000
Executive V-P,       2002       300,000       760,000             (1)     100,000          NIL      NIL            NIL
Finance and          2001       205,000       500,000             (1)         NIL
Administration,
CFO and Secretary

David Rubenstein     2003     US325,000  US$1,033,000             (1)      50,000
President, Cinram    2002     US325,000    US$600,000             (1)      60,000          NIL      NIL      US550,000(2)
Americas             2001     US250,000     US500,000             (1)      60,000                                    -
                                                                                                                     -

Jaime Ovadia         2003    US$200,000    US$500,000             (1)      35,000
Executive Vice-      2002     US200,000     US250,000             (1)      20,000          NIL      NIL            NIL
President,           2001     US180,000     US180,000             (1)      20,000
Worldwide
Theatrical Home
Video
President, Cinram
Latinoamericana

Jacques Philosophe   2003       300,000     1,091,000             (1)      50,000
Executive V-P,       2002       300,000       760,000             (1)     100,000          NIL      NIL            NIL
Operations           2001       205,000       400,000             (1)         NIL

NOTES:

(1) The value of perquisites and other benefits did not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus and is not reported herein.

(2) This amount represents the forgiveness of a non-interest bearing loan from the Corporation.

The following table summarizes the option grants to the Named Executive Officers during the most recently completed financial year:

                       OPTION GRANTS DURING MOST RECENTLY
                            COMPLETED FINANCIAL YEAR

                                                                     MARKET VALUE OF
                                                                       SECURITIES
                     SECURITIES       % OF TOTAL                       UNDERLYING
                    UNDER OPTIONS  OPTIONS GRANTED                   OPTIONS ON  THE
                       GRANTED     TO EMPLOYEES IN   EXERCISE PRICE  DATE  OF  GRANT
      NAME               (#)         FISCAL 2003      ($/SECURITY)     ($/SECURITY)     EXPIRATION DATE
------------------  -------------  ---------------   --------------  ----------------   ---------------
Isidore Philosophe         60,000        13%             $ 11.25         $  11.25       April 3, 2008

Lewis Ritchie              50,000        10%             $ 11.25         $  11.25       April 3, 2008

David Rubenstein           50,000        10%             $ 11.25         $  11.25       April 3, 2008

Jaime Ovadia               35,000         7%             $ 11.25         $  11.25       April 3, 2008

Jacques Philosophe         50,000        10%             $ 11.25         $  11.25       April 3, 2008

The following table sets forth information related to outstanding options of the Named Executive Officers and particulars of options exercised by each of the Named Executive Officers during the fiscal year ended December 31, 2003, and the fiscal year-end value of unexercised options:

           AGGREGATED OPTIONS EXERCISED DURING MOST RECENTLY COMPLETED
             FINANCIAL YEAR AND OPTION VALUES AT FINANCIAL YEAR-END

                                                                              VALUE OF UNEXERCISED IN-THE-
                     SECURITIES                   UNEXERCISED OPTIONS  AT      MONEY OPTIONS AT FINANCIAL
                    ACQUIRED ON      AGGREGATE      FINANCIAL YEAR-END                  YEAR-END
                      EXERCISE    VALUE REALIZED            (#)                            ($)
    NAME                (#)             ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
------------------  -----------   --------------  -------------------------   ----------------------------
Isidore Philosophe          Nil            Nil         617,000/148,000        $   11,409,750/$2,610,000

Lewis Ritchie            60,000        429,000         122,333/122,667        $    1,649,750/$2,164,000

David Rubenstein         60,000     US$378,550         101,000/114,000        $    1,275,750/$2,159,200

Jaime Ovadia             49,334     US$234,611           46,667/58,999        $      448,500/$1,077,216

Jacques Philosophe      200,000      1,570,160          32,333/122,667        $      253,350/$2,164,000


EMPLOYMENT AGREEMENTS

The Corporation has an employment agreement with Lewis Ritchie, the Executive Vice-President, Finance, Chief Financial Officer and Secretary as well as a director of the Corporation, made as of January 1, 2002 with a term of four years expiring January 1, 2006 and automatic renewals for further consecutive periods of two years each unless either the Corporation or Mr. Ritchie gives notice of intention not to renew at least one year prior to the expiration of the term period. The agreement provides, inter alia, that:

         (i) Mr. Ritchie shall receive initially a base salary of $300,000 per annum which shall be increased as of the commencement of each calendar year in the same proportion as the percentage increase, if any, in the Consumer Price Index during the immediate preceding year and in addition, shall be reviewed annually to determine any appropriate annual increases;

         (ii) Mr. Ritchie is entitled to receive a minimum bonus with respect to each full fiscal year in which he was employed by the Corporation equal to 1% of the Pre-Tax Earnings (as defined in the agreement) shown on the audited consolidated financial statements of the Corporation, only if Pre-Tax Earnings are in excess of $50,000,000, which bonus shall be paid within 90 days from the end of each fiscal year;

         (iii) Mr. Ritchie is entitled to participate in the supplementary benefits made available generally to the Corporation's senior executive employees from time to time and any perquisites established by the Corporation from time to time as appropriate for him;

         (iv) Mr. Ritchie is entitled to the reimbursement of all expenses actually and properly incurred in furtherance of or in connection with the business of the Corporation as well as a minimum automobile allowance of $800 per month; and

         (v) upon the earlier of: the termination of Mr. Ritchie by the Corporation of his employment other than for just cause, disability or death; or the failure of the Corporation to renew the term of his employment upon the expiry of the original or any renewal term, the Corporation shall thereupon pay to Mr. Ritchie (in addition to payment of his total compensation, including minimum bonus, if any, for the balance of the contract term, if applicable), an amount equal to two years salary, average annual bonus for the past three years and annual benefits which shall be paid, at the option of Mr. Ritchie, in one lump sum or in twenty-four (24) equal monthly instalments.

The Corporation has an employment agreement with Jacques Philosophe, the Executive Vice-President, Operations, made as of January 1, 2002 with a term of four years expiring January 1, 2006 and automatic renewals for further consecutive periods of two years each unless either the Corporation or Mr. Philosophe gives notice of intention not to renew at least one year prior to the expiration of the term period. The agreement provides, inter alia, that:

         (i) Mr. Philosophe shall receive initially a base salary of $300,000 per annum which shall be increased as of the commencement of each calendar year in the same proportion as the percentage increase, if any, in the Consumer Price Index during the immediate preceding year and in addition, shall be reviewed annually to determine any appropriate annual increases;

         (ii) Mr. Philosophe is entitled to receive a minimum bonus with respect to each full fiscal year in which he was employed by the Corporation equal to 1% of the Pre-Tax Earnings (as defined in the agreement) shown on the audited consolidated financial statements of the Corporation, only if Pre-Tax Earnings are in excess of $50,000,000, which bonus shall be paid within 90 days from the end of each fiscal year;

         (iii) Mr. Philosophe is entitled to participate in the supplementary benefits made available generally to the Corporation's senior executive employees from time to time and any perquisites established by the Corporation from time to time as appropriate for him;

         (iv) Mr. Philosophe is entitled to the reimbursement of all expenses actually and properly incurred in furtherance of or in connection with the business of the Corporation as well as a minimum automobile allowance of $800 per month; and

         (v) upon the earlier of: the termination of Mr. Philosophe by the Corporation of his employment other than for just cause, disability or death; or the failure of the Corporation to renew the term of his employment upon the expiry of the original or any renewal term, the Corporation shall thereupon pay to Mr. Philosophe (in addition to payment of his total compensation, including minimum bonus, if any, for the balance of the contract term, if applicable), an amount equal to two years salary, average annual bonus for the past three years and annual benefits which shall be paid, at the option of Mr. Philosophe, in one lump sum or in twenty-four (24) equal monthly instalments.

The Corporation has an employment agreement with David Rubenstein, the President, Cinram Americas and a director of the Corporation, made as of January 1, 2002 with a term of four years expiring January 1, 2006 and automatic renewals for further consecutive periods of two years each unless either the Corporation or Mr. Rubenstein gives notice of intention not to renew at least one year prior to the expiration of the term period. The agreement provides, inter alia, that:

         (i) Mr. Rubenstein shall receive initially a base salary of US$325,000, per annum which shall be increased as of the commencement of each calendar year in the same proportion as the percentage increase, if any, in the U.S. Consumer Price Index during the immediate preceding year and in addition, shall be reviewed annually to determine any appropriate annual increases;

         (ii) Mr. Rubenstein is entitled to receive a minimum bonus with respect to each full fiscal year in which he was employed by the Corporation equal to 1.25% of the Pre-Tax Earnings (as defined in the agreement) shown on the audited consolidated financial statements of the Corporation, only if Pre-Tax Earnings are in excess of $50,000,000, which bonus shall be paid within 90 days from the end of each fiscal year;

         (iii) Mr. Rubenstein is entitled to participate in the supplementary benefits made available generally to the Corporation's senior executive employees from time to time and any perquisites established by the Corporation from time to time as appropriate for him;

         (iv) Mr. Rubenstein is entitled to the reimbursement of all expenses actually and properly incurred in furtherance of or in connection with the business of the Corporation as well as a minimum automobile allowance of US$1,334 per month (grossed up for US federal income tax purposes); and

         (v) upon the earlier of: the termination of Mr. Rubenstein by the Corporation of his employment other than for just cause, disability or death; or the failure of the Corporation to renew the term of his employment upon the expiry of the original or any renewal term, the Corporation shall thereupon pay to Mr. Rubenstein (in addition to payment of his total compensation, including minimum bonus, if any, for the balance of the contract term, if applicable), an amount equal to two years salary, average annual bonus for the past three years and annual benefits which shall be paid, at the option of Mr. Rubenstein, in one lump sum or in twenty-four (24) equal monthly instalments.

COMPENSATION OF DIRECTORS

The Directors of the Corporation who are not also officers or employees of the Corporation, like the Named Executive Officers, received a portion of their compensation by means of stock options. The following stock options were granted to such directors during the 2003 fiscal year.

                  NUMBER OF COMMON
                    SHARES UNDER
    NAME          OPTIONS GRANTED   EXERCISE PRICE/SHARE  EXPIRATION DATE
---------------   ----------------  --------------------  ---------------
Norman May             12,000            $ 11.25            April 3, 2008

Henri Aboutboul        12,000            $ 11.25            April 3, 2008

Peter White            12,000            $ 11.25            April 3, 2008


Those directors of the Corporation who are not officers or employees of the Corporation or its affiliates received aggregate fees of $88,000 in respect of meetings of the Board attended by them during the fiscal year ended December 31, 2003 as compensation for their services in such capacity. Each of such directors was paid for his services as a director at the rate of $15,000 per annum and a fee of $1,000 for each meeting of the Board attended by him. In addition, each Committee Chair received annual fees of $2,500, Committee Members received annual fees of $1,000 and an additional fee of $1,000 for each Committee meeting attended by him. In addition to the foregoing, the law firm of which Norman May, Q.C., a director of the Corporation, and Monique T. Rabideau, Assistant Corporate Secretary of the Corporation, are partners, receive fees from the Corporation for legal services performed. Henri A. Aboutboul, the Non-Executive Chairman of the Board of Directors, received consulting fees.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Corporation has purchased, at its expense, directors' and officers' liability insurance in the amount of $50 million for the protection of its directors and officers against liability incurred by them in their capacities as directors and officers of the Corporation and its subsidiaries. For the period from July 1, 2003 to July 1, 2004, the Corporation will pay a total premium of $530,000 in respect of such insurance.

REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Corporation's compensation philosophy is designed to attract, retain and motivate executives to strive for continued corporate success. The Corporation's success is based on a strong service orientation, creativity, aggressive investments in leading-edge technology and an executive decision-making process that extends well beyond the next quarter's results. The Corporation rewards executives with a combination of base salary and annual incentives that are determined on the basis of these criteria.

In order to achieve these objectives, the compensation paid to the Named Executive Officers in 2003 consisted of three components:

     (i)  base salary;

     (ii) an annual bonus incentive; and

     (iii) long-term incentives in the form of stock options granted in accordance with the Plan.

Base Salary

The base salary of each particular executive officer is usually determined by an assessment by the Board of such executive's performance, a consideration of competitive compensation levels in companies similar to the Corporation and a review of the performance of the Corporation as a whole and the role such executive officer played in such corporate performance. For certain executives, the base salary is set forth in their respective employment agreements. See "Employment Agreements".

Annual Bonus Incentive

Annual cash bonus incentive awards are typically based upon the profitability of the Corporation, as well as certain of the criteria used to calculate base salary. For example, in 2000, the profitability of the Corporation was below both internal and public expectation. Accordingly, no bonuses were awarded to executive officers. This establishes a direct link between executive compensation and the Corporation's operating performance. For certain executives, the amount of the bonus, or a formula to be used for determining the amount of bonus, is contained in their respective employment agreements. See "Employment Agreements".

Long-Term Incentive

The Corporation provides a long-term incentive by granting options to executives through the Plan. The options granted permit executives to acquire Common Shares of the Corporation at an exercise price equal to the market price of such shares under option at the date the option was granted. The objective of granting options is to encourage executives to acquire an ownership interest in the Corporation over a period of time which acts as a financial incentive for such executive to consider the long-term interests of the Corporation and its shareholders. The Compensation Committee considered the terms and amount of outstanding options under the Plan when determining the grants of options to the Named Executive Officers in 2003.

In 2003, the relative emphasis on salary, bonus and options were as follows:

                     SALARY  BONUS  OPTIONS  OTHER
      NAME            (%)     (%)     (%)     (%)
-------------------  ------  -----  -------  -----
Isidore Philosophe        9     85        6    Nil

Lewis Ritchie            18     65       17    Nil

David Rubenstein         15     49       10    26

Jaime Ovadia             21     52       27    Nil

Jacques Philosophe       18     65       17    Nil

Chief Executive Officer's Compensation

The base salary for Isidore Philosophe was increased by 38.5% to $500,000 in 2003 from $361,000 in 2002. In addition, a bonus of $5,000,000 was awarded to Isidore Philosophe in respect of the 2003 fiscal year (2002 - $2,500,000). The compensation of the Corporation's Chief Executive Officer is generally based on the same criteria as that used in determining the compensation payable to the Corporation's other Named Executive Officers; however unlike the other Named Executive Officers, the incentive portion of the Chief Executive Officer's compensation in fiscal 2003 is determined by a percentage of earnings formula established by the Board, upon the recommendation of the Compensation Committee, and not by a percentage that is stipulated in an employment agreement. In establishing this incentive portion, the Board applies the same criteria used for the other Named Executive Officers. In determining the salary increase and cash bonus awarded to Isidore Philosophe during the past fiscal year, the Compensation Committee took into account, among other things the performance of the Corporation in 2003 versus historical performance.

Submitted by the Compensation Committee:

Nadir Mohamed
Henri A. Aboutboul
Peter G. White

COMPOSITION OF THE COMPENSATION COMMITTEE

Nadir Mohamed, Henri A. Aboutboul and Peter G. White are the members of the compensation committee. None of the members of the compensation committee is an officer, employee or former officer or employee of the Corporation or any of its subsidiaries. Mr. Aboutboul has received consulting fees from the Corporation. The compensation committee meets as required to review senior management compensation and the overall compensation policies and practices of the Corporation.

SHARE PERFORMANCE GRAPH

The following line graph compares the cumulative return of the Common Shares with the cumulative return of the S&P/TSX Composite Index (the "TSX Index") for the five most recently completed fiscal years.

             FIVE YEAR CUMULATIVE TOTAL RETURN ON A $100 INVESTMENT
                        ASSUMING DIVIDENDS ARE REINVESTED

[LINE GRAPH]

                     (DECEMBER 31, 1998 - DECEMBER 31, 2003)

                           1998   1999    2000    2001    2002    2003
                           ----   ----    ----    ----    ----    ----
CINRAM INTERNATIONAL INC.   100   63.60   16.18   25.91   54.78  154.68
TSX INDEX                   100  131.71  141.47  123.69  108.30  137.25

                                 DIVIDEND POLICY

The Corporation has a policy of declaring annual dividends, payable on a quarterly basis. In 2003 the Corporation paid aggregate dividends on its Common Shares in the amount of $6,685,000.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

In September 2003, the Corporation purchased premises from three companies owned by certain shareholders of the Corporation (including the President and Chief Executive Officer and the Executive Vice-President, Operations of the Corporation) and their families for $7,400,000 representing the fair market value of the land and building based on independent appraisals on the date of acquisition. Prior to the purchase of the building, the Corporation leased its premises at 2255 Markham Road, Toronto, at an annual rental net to the landlord of approximately $760,000.

                              INDEPENDENT AUDITORS

KPMG LLP, are the independent auditors of the Corporation and have served as its auditors since 1986. From time to time, KPMG LLP also provides other non-audit services to the Corporation and its subsidiaries. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP's independence and has concluded that it is.

Fees billed by KPMG LLP to the Corporation during fiscal 2003 were as follows:
Audit fees - $1,763,000; Audit Related Fees - $607,000, which were in connection with quarterly reviews, other assurance services, and taxation fees - $1,136,000, which were in connection with tax compliance services and other tax related services.

                             ADDITIONAL INFORMATION

A copy of the following documents may be obtained, without charge, upon request to the Chief Financial Officer of the Corporation at Cinram International Inc., 2255 Markham Road, Toronto, Ontario, M1B 2W3, Phone(416) 298-8190, Fax: (416) 298-0612:

         (a) the latest Annual Information Form of the Corporation together with any document, or the pertinent pages of any document, incorporated by reference;

         (b) the comparative financial statements of the Corporation for the financial year ended December 31, 2003 together with the accompanying report of the auditors thereon and any interim financial statements of the Corporation for periods subsequent to December 31, 2003, and

         (c)      this management proxy circular.

                                 OTHER BUSINESS

Management of the Corporation knows of no matters to come before the Meeting other than the matters referred to in the notice of Meeting. However, if matters not now known to management should come before the Meeting, Common Shares represented by proxies solicited by management will be voted on each such matter in accordance with the best judgement of the nominees voting same.

Unless otherwise noted, the information contained herein is given as of May 10, 2004. The contents of this management information circular and the mailing thereof to shareholders of the Corporation have been approved by the Board.

                                          By Order of the Board

                                          (signed)

May 10, 2004                              HENRI A. ABOUTBOUL
                                          Non-Executive Chairman

                                  SCHEDULE "A"

GOVERNANCE PROCEDURES

In this Schedule, the Corporation's governance procedures are compared with The TSX's Guidelines for effective corporate governance. The amendments to the Guidelines in the TSX's Proposal are in italics.

                                                     CORPORATION'S
         THE TSX GUIDELINES/PROPOSAL                   ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
--------------------------------------------------   --------------    -------------------------------------------
1    The board should explicitly                          yes          The Board is responsible for the
     assume responsibility for stewardship of the                      supervision of the management of the
     Corporation and specifically for:                                 Corporation and for approving the overall
                                                                       direction of the Corporation, in a manner
                                                                       which is in the best interests of the
                                                                       Corporation. The Board has explicitly
                                                                       confirmed its stewardship responsibility
                                                                       for reviewing and approving the
                                                                       Corporation's strategy, and for
                                                                       implementing, or requiring management to
                                                                       implement, procedures and systems for: (1)
                                                                       adopting a strategic planning process; (2)
                                                                       identifying and managing principal risks to
                                                                       the Corporation's business; (3) planning
                                                                       for succession; (4) adopting a
                                                                       communications policy; and (5) adopting
                                                                       internal control and management information
                                                                       systems. There were ten meetings of the
                                                                       Board last year. Frequency of meetings as
                                                                       well as the nature of agenda items changes
                                                                       depending upon the state of the
                                                                       Corporation's affairs and in light of
                                                                       opportunities or risks which the
                                                                       Corporation faces from time to time.

     (i)      adoption of a strategic                     yes          The Board participates fully in assessing
              planning process                                         and approving strategic plans and
                                                                       prospective decisions proposed by
                                                                       management.

     (ii)     identification of the principal             yes          To ensure that the principal business risks
              risks of the Corporation's                               that are borne by the Corporation are
              business and ensuring implementation                     appropriate, the Board regularly monitors
              of appropriate systems to manage                         the financial performance of the
              those risks                                              Corporation's individual units. This
                                                                       monitoring function often entails review
                                                                       and comment by the Board on various
                                                                       management reports including risk
                                                                       assessments provided by the CFO of the
                                                                       Corporation.

                                                     CORPORATION'S
         THE TSX GUIDELINES/PROPOSAL                   ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
--------------------------------------------------   --------------    -------------------------------------------
     (iii)    succession planning,                        yes          In respect of senior management succession
              including appointing, training                           planning, the Board has been involved in
              and monitoring senior                                    identifying candidates from within and
              management                                               outside the Corporation to fill senior
                                                                       management positions, as required.
                                                                       Management of the Corporation also makes
                                                                       recommendations to the Board as to various
                                                                       senior management positions for their
                                                                       consideration and appointment.

     (iv)     communications policy                       yes          The Board has established policies and
                                                                       procedures to ensure effective corporate
                                                                       communications between the Corporation, its
                                                                       shareholders, other stakeholders and the
                                                                       public. These practices include the
                                                                       dissemination of information to shareholders
                                                                       on a regular and timely basis, which
                                                                       accommodates feedback from shareholders, and
                                                                       are factored into the Corporation's business
                                                                       decisions. The Chief Financial Officer of
                                                                       the Corporation, as well as other members of
                                                                       management, dedicate a portion of their time
                                                                       to deal with shareholders and potential
                                                                       investors.

     (v)      integrity of internal                       yes          The Board, directly and through its Audit
              control and management information                       Committee, assesses the integrity of the
              systems                                                  Corporation's internal control and
                                                                       management information systems. The
                                                                       Committee meets with the Corporation's
                                                                       Auditor and management to assess the
                                                                       adequacy and effectiveness of these systems.

2    The board should adopt a formal                      no           The Board is reviewing a draft mandate that
     mandate that sets out its responsibility                          sets out its responsibility for stewardship
     for stewardship of the corporation.                               of the Corporation.

3    A majority of directors should                       no           Only three of the eight directors are
     be "unrelated".                                                   "unrelated". The Board continues to
                                                                       consider the composition of the Board and
                                                                       search for additional nominees to
                                                                       increase the number of "unrelated"
                                                                       directors.

4    The board of directors must at                       yes          The Board has determined that three of the
     all times be comprised of at least two                            eight persons proposed for election to the
     "unrelated" directors.                                            Board for 2004 are "unrelated".

                                                     CORPORATION'S
         THE TSX GUIDELINES/PROPOSAL                   ALIGNMENT            CORPORATION'S GOVERNANCE PROCEDURES
--------------------------------------------------   --------------    --------------------------------------------
5    The board has responsibility for                     yes          Based on information provided by directors
     applying the definition of "unrelated                             as to their individual circumstances, the
     director" to each individual director and                         Board has determined that five of the eight
     for disclosing annually the analysis of the                       persons proposed for election to the Board
     application of the principles supporting                          for 2004 are "related". Messrs. Philosophe,
     this definition and whether the board has a                       Ritchie and Rubenstein are members of
     majority of unrelated directors.                                  management and Mr. May is a partner in a law
                                                                       firm which has provided legal services to
                                                                       the Corporation. Mr. Aboutboul performs
                                                                       consulting services to the Corporation.

6    The board must adopt a formal code                   yes          The Board has adopted a business ethics
     of business ethics that governs the                               code.
     behaviour of its directors, officers and
     employees and that the board must monitor
     compliance with the code and be responsible
     for the granting of any waivers. Disclosure
     of any waivers granted to directors or
     officers must be made in the issuer's next
     quarterly report.

7    The board should appoint a committee               partial        The Board has a Corporate Governance and
     of directors composed exclusively of                              Nominations Committee as suggested by the
     outside, i.e., non-management directors, a                        Guidelines. Both members are outside
     majority of whom are "unrelated" directors,                       directors, and one member is an "unrelated"
     with responsibility for proposing new                             director. Norman May is a partner of a law
     nominees to the board and for assessing                           firm that receives fees from the
     directors on an ongoing basis.                                    Corporation. All members of the Board are
                                                                       encouraged to bring forward their
                                                                       recommendations for nominees for elections
                                                                       thereto. Nominations are made after
                                                                       extensive discussion involving the CEO and
                                                                       other members of the Board.

8    The board should implement a                       partial        The Board has not established a formal
     process, to be carried out by an                                  process to assess the effectiveness of the
     appropriate committee, for assessing the                          Board, its committees and the contribution
     effectiveness of the board, its                                   of individual directors. The Board utilizes
     committees and the contribution of                                the informal test based on the increase in
     individual directors.                                             shareholder value. Participation of
                                                                       directors is expected at all Board and
                                                                       committee meetings. Directors are asked to
                                                                       notify the Corporation if they are unable to
                                                                       attend, and attendance at meetings is duly
                                                                       recorded. The Board will assess the need for
                                                                       modifications appropriate to the Corporation
                                                                       and with reference to the TSX recommended
                                                                       procedures.

                                                     CORPORATION'S
         THE TSX GUIDELINES/PROPOSAL                   ALIGNMENT            CORPORATION'S GOVERNANCE PROCEDURES
--------------------------------------------------   --------------    ---------------------------------------------
9    The board should provide an                          yes          New directors to the Corporation have
     orientation and education program for new                         generally been executives with extensive
     directors                                                         business experience. Orientation for these
                                                                       individuals is provided through a review of
                                                                       past Board materials and other private and
                                                                       public documents concerning the Corporation
                                                                       and visits to the Corporation's facilities.

10   The board should examine its size                    yes          The number of directors on the Board
     with the view to determining the impact                           currently is set at eight. The Board
     upon effectiveness and should undertake,                          continues to consider the composition of the
     where appropriate, a program to reduce the                        Board and search for additional nominees to
     number of directors to a number which                             increase the number of "unrelated" directors.
     facilitates more effective
     decision-making.

11   The board of directors should review                 yes          The Compensation Committee periodically
     the adequacy and form of compensation of                          reviews the adequacy and form of directors'
     directors in light of the risks and                               compensation. Directors have been, and may in
     responsibilities involved in being an                             the future be, granted incentive stock
     effective director.                                               options to encourage their serving on the
                                                                       Board and to afford the opportunity to be
                                                                       compensated appropriately and to have a share
                                                                       holding interest.

12   Committees of the board should                       yes          All Board committees are composed solely of
     generally be composed of outside                                  outside directors, however one of the three
     directors, a majority of whom are                                 members of the Compensation Committee are
     unrelated.                                                        related. Henri Aboutboul is considered
                                                                       "related" because he received consulting fees
                                                                       from the Corporation.

13   The board should assume                              yes          The Board oversees the implementation of
     responsibility for, or assign to a                                the Guidelines and, where it deems
     committee of directors responsibility for                         appropriate, will develop modifications to
     developing the approach to corporate                              same as appropriate to the Corporation and
     governance issues.                                                with reference to the TSX recommended
                                                                       procedures.

                                                     CORPORATION'S
         THE TSX GUIDELINES/PROPOSAL                   ALIGNMENT          CORPORATION'S GOVERNANCE PROCEDURES
--------------------------------------------------   --------------    ---------------------------------------------
14   The board of directors, together with                no           The Board has no formal policy with respect
     the chief executive officer, should                               to which matters, other than those required
     develop position descriptions for the                             by statute, must be brought by the Chief
     board and for the chief executive                                 Executive Officer ("CEO") of the
     officer, involving the definition of the                          Corporation or other senior management to
     limits to management's responsibilities.                          the Board for approval; however, there is a
                                                                       clear understanding between senior
                                                                       management and the Board, which
                                                                       understanding is based upon a long period
                                                                       of historical practice and precedent, that
                                                                       all major strategic decisions, including
                                                                       any change in the strategic direction of
                                                                       the Corporation and acquisitions and/or
                                                                       divestitures of a material nature, will be
                                                                       presented by management to the Board for
                                                                       approval. As part of its ongoing activity,
                                                                       the Board regularly receives and comments
                                                                       upon reports of management as to the
                                                                       performance of the Corporation's business
                                                                       units and management's expectations and
                                                                       planned actions in respect thereto. The
                                                                       Board is committed to continuing to examine
                                                                       and develop the processes which the Board
                                                                       follows in its deliberations for ensuring
                                                                       that the Board continues to fulfil its
                                                                       mandate. The Board has not developed a
                                                                       formal position description for the CEO,
                                                                       nor has it approved formal corporate
                                                                       objectives which the CEO is responsible for
                                                                       meeting; however, the Board and the CEO
                                                                       engage in regular dialogue regarding the
                                                                       performance of the senior management team,
                                                                       including the CEO, in achieving the
                                                                       Corporation's strategic objectives as
                                                                       determined by management and the Board.

15   The board should have in place                       yes          Henri Aboutboul, the Chairman of the Board,
     appropriate structures and procedures to                          is not a member of management. The Board
     ensure that it can function independently                         does not feel that it is necessary to add
     of management. An appropriate structure                           structures or procedures to those currently
     would be (i) appoint a chair of the board                         in place to ensure its independence from
     who is not a member of management with                            management. All directors are expected to
     responsibility to ensure that the board                           exercise critical judgement at all times and
     discharges its responsibilities or (ii)                           the outside directors have unrestricted,
     adopt alternate means such as assigning                           direct access to both Corporation executives
     this responsibility to a committee of the                         and the external auditors.
     board or to a director, sometimes
     referred to as the "lead director".

                                                     CORPORATION'S
         THE TSX GUIDELINES/PROPOSAL                   ALIGNMENT            CORPORATION'S GOVERNANCE PROCEDURES
--------------------------------------------------   --------------    ---------------------------------------------
16   Appropriate procedures may involve the                no          The Board has not met without management
     board meeting on a regular basis without                          present. If the board believed it was
     management present or may involve                                 appropriate and meaningful, it would have
     expressly assigning responsibility for                            formalized the process by which the Board
     administering the board's relationship to                         would meet without management and for
     management to a committee of the board.                           handling the Board's overall relationship
                                                                       with management.

17   The audit committee should be                        yes          The Audit Committee is composed only of
     composed only of outside directors.                               outside directors.

18   The audit committee should be                        yes          The Audit Committee is composed of only
     composed only of unrelated directors.                             unrelated directors.

19   The roles and responsibilities of                    yes          The Board has adopted an Audit Committee
     the audit committee should be                                     Charter.
     specifically defined so as to provide
     appropriate guidance to audit committee
     members as to their duties.

20   The audit committee must adopt a                     yes          The Board has adopted an Audit Committee
     formal charter which sets out its role and                        Charter which sets out the role and
     responsibilities and the charter must be                          responsibilities of the Audit Committee and
     published either once every three years in                        addresses the approval of any non-audit
     the issuer's annual report or information                         mandates of the external auditor and
     circular or following material amendments                         determine which non-audit services the
     to the charter, or on its website. The                            external auditor is prohibited from
     audit committee charter must address the                          providing. The Board would publish the
     approval of any non-audit mandates of the                         charter as required by the Proposal if it
     external auditor and determine which                              becomes effective.
     non-audit services the external auditor is
     prohibited from providing.

21   All members of the audit committee                   yes          The Board believes that the three members of
     should be financially literate and at least                       the Audit Committee have financial literacy
     one member should have financial accounting                       and that one member, John Preston, has
     or related experience.                                            financial accounting or related experience as
                                                                       defined in the Proposal.

22   The audit committee should have                      yes          The Audit Committee communicates directly
     direct communication channels with the                            with the Corporation's internal and external
     internal and the external auditors to                             auditors in order to discuss audit and
     discuss and review specific issues as                             related matters whenever appropriate.
     appropriate.

                                                     CORPORATION'S
         THE TSX GUIDELINES/PROPOSAL                   ALIGNMENT            CORPORATION'S GOVERNANCE PROCEDURES
--------------------------------------------------   --------------    ---------------------------------------------
23   The audit committee duties should                    yes          The Audit Committee is responsible for
     include oversight responsibility for                              ensuring that the financial performance of
     management reporting on internal control.                         the Company is properly reported on and
     While it is management's responsibility to                        monitored, the review and assessment of the
     design and implement an effective system of                       audit practices, internal controls, enquiry
     internal control, it is the responsibility                        of the auditors as to co-operating access
     of the audit committee to ensure that                             and disclosure by management and ultimate
     management has done so.                                           approval of the financial statements for
                                                                       submission to the Board and to the
                                                                       shareholders.

24.  The Board should implement a system to               yes          The Board would consider any request by an
     enable an individual director to engage an                        individual member of the Board to hire
     outside advisor at the Corporation's expense                      external counsel at the Corporation's
     in appropriate circumstances. The engagement                      expense on its merits at the time it was
     of the outside advisor should be subject to                       made.
     the approval of an appropriate committee of
     the board.